Exhibit 10.2

CALL OPTION TERMINATION AGREEMENT

dated as of [___], 2025

Between INSULET CORPORATION and [___]

THIS CALL OPTION TERMINATION AGREEMENT (this “Agreement”) with respect to the Base Call Option Confirmation (as defined below) is made as of [___], 2025, between Insulet Corporation (“Company”) and [___] (“Dealer”).

WHEREAS, Company issued $800,000,000 principal amount of 0.375% Convertible Senior Notes due 2026 (the “Convertible Notes”) pursuant to an Indenture dated as of September 6, 2019 between Company and Wells Fargo Bank, National Association, as trustee;

WHEREAS, in connection with the pricing of the Convertible Notes, Company and Dealer entered into a Base Capped Call Transaction (the “Base Call Option Transaction”) pursuant to an ISDA confirmation dated as of September 3, 2019, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer [___] call options (as amended, modified, terminated or unwound from time to time, the “Base Call Option Confirmation”);

WHEREAS, in connection with the exercise of the initial purchasers’ option to purchase additional Convertibles Notes, Company and Dealer entered into an Additional Capped Call Transaction (the “Additional Call Option Transaction” and, together with the Base Call Option Transaction, the “Call Option Transactions”) pursuant to an ISDA confirmation dated as of September 4, 2019, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer [___] call options (as amended, modified, terminated or unwound from time to time, the “Additional Call Option Confirmation” and, together with the Base Call Option Confirmation, the “Call Option Confirmations”);

WHEREAS, in connection with a repurchase by Company of $419,946,000 aggregate principal amount of Convertible Notes for cash through one or more separate and individually negotiated transactions with certain of the holders of the Convertible Notes, Company and Dealer entered into a Call Option Termination Agreement, dated as of March 20, 2025, pursuant to which the Additional Call Option Transaction was terminated in full and the Base Call Option Transaction was partially terminated with [___] Options remaining outstanding thereunder after giving effect to such partial termination (the “Remaining Options”); and

WHEREAS, on the date hereof, the Company issued a redemption notice to holders of the Convertible Notes to redeem all of the outstanding Convertible Notes for cash with a redemption date of [___], 2025 and, in connection with such redemption notice, the Company has requested the full termination of the Base Call Option Transaction.

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1. Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Base Call Option Confirmation.

2. Termination. Notwithstanding anything to the contrary in the Base Call Option Confirmation, Company and Dealer agree that, effective on the date hereof

(i) the Base Call Option Transaction and the Remaining Options thereunder shall automatically terminate and all of the respective rights and obligations of the parties under the Base Call Option Confirmation shall be terminated, cancelled and extinguished, and

(ii) in connection with such termination, Dealer shall pay to Company the VWAP Cash Settlement Amount on the VWAP Payment Date pursuant to Section 4 below.

3. Procedures for Hedge Unwind. On each Hedge Unwind Date (as defined below), Dealer (or an affiliate of Dealer for the account of Dealer), shall unwind a portion of its hedge of the Remaining Options underlying the Base Call Option Transaction being terminated hereunder. A “Hedge Unwind Date” means each of the 40 consecutive Scheduled Trading Days beginning on, and including, [___], 2025; provided, however, that if any such date is a Disrupted Day in whole, such date shall not constitute a Hedge Unwind Date, and an additional Hedge Unwind Date shall occur on the Scheduled Trading Day after the date that would otherwise be the final Hedge Unwind Date. “Hedge Unwind Period” means the period of consecutive Scheduled Trading Days from, and including, [___], 2025 to, and including, the final Hedge Unwind Date.

4. Termination Payment. On the second Scheduled Trading Day immediately following the last day of the Hedge Unwind Period or, if such day is not a Currency Business Day, on the next Currency Business Day immediately following such day (the “VWAP Payment Date”), Dealer shall pay to Company in immediately available funds, to the account specified in Section 7 hereof, cash in U.S. Dollars in an amount equal to the VWAP Cash Settlement Amount. The “VWAP Cash Settlement Amount” shall mean an amount of cash in U.S. Dollars determined by Dealer pursuant to the table set forth in Schedule A attached hereto (using linear interpolation or commercially reasonable extrapolation by Dealer, as applicable, to determine the VWAP Cash Settlement Amount for any Average VWAP not specifically appearing in Schedule A). “Average VWAP” means the arithmetic average of the VWAP Prices for each Hedge Unwind Date during the Hedge Unwind Period. “VWAP Price” for any Scheduled Trading Day means the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page PODD <equity> AQR (or any successor thereto) in respect of the period from 9:30 am to 4:00 pm (New York City time) on such Scheduled Trading Day (or if such volume-weighted average price is unavailable, the market value of one Share on such Scheduled Trading Day for such time period, as determined by Dealer). Notwithstanding the foregoing, if (i) any Scheduled Trading Day in the Hedge Unwind Period is a Disrupted Day (in whole or in part) or (ii) Dealer determines in its commercially reasonable judgment that on any Scheduled Trading Day during the Hedge Unwind Period that an extension of the Hedge Unwind Period is reasonably necessary or appropriate to preserve Dealer’s hedge unwind activity hereunder in light of existing liquidity conditions or to enable Dealer to effect sales of Shares in connection with its hedge unwind activity hereunder in a manner that would be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer, then the VWAP Price for such Scheduled Trading Day(s) shall be the volume-weighted average price per Share on such Scheduled Trading Day on the Exchange for such time period, as determined by Dealer based on such sources as it deems appropriate using a volume-weighted methodology, for the portion of such Scheduled Trading Day for which Dealer determines there is no Market Disruption Event with respect to the Shares (if any) and the number of Hedge Unwind Dates and the VWAP Cash Settlement Amount shall be adjusted by Dealer in its good faith, commercially reasonable discretion to account for such disruption and/or extension.

5. Representations and Warranties of Company. Company represents and warrants to Dealer on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e) neither it nor any of its affiliates is in possession of any material nonpublic information regarding Company or the Shares;

(f) it is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(g) it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6. Representations and Warranties of Dealer. Dealer represents and warrants to Company on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

(e) it remains a party to the Base Call Option Transaction (as modified hereby) to the full extent as on the date of execution thereof and it has not assigned or purported to assign, any interest in the Base Call Option Transaction to any third party.

7. Account for Payment to Company.

[___]

8. 10b5-1 Plan.

(a) Company represents, warrants and covenants to Dealer that it is entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and that it has not entered into or altered and will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares. Company acknowledges that it is the intent of the parties that transactions entered into under this Agreement comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) and transactions entered into under this Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c).

(b) Company acknowledges and agrees that (A) any amendment, modification, waiver or termination of this Agreement must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) and (B) without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification, waiver or termination shall be made at any time at which Company is aware of any material non-public information regarding Company or the Shares. Company further agrees to act in good faith with respect to this Agreement.

9. Additional Acknowledgements and Agreements. Company understands, acknowledges and agrees that (A) Company does not have, and shall not attempt to exercise, any control or influence over how, when or whether Dealer effects any hedge unwind activity in connection with this Agreement, (B) Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into or unwind swaps or other derivative securities for its own account in connection with the transactions contemplated by this Agreement, (C) Dealer and its affiliates also may be active in the market for Shares or other securities other than in connection with hedging activities in relation to the transactions contemplated by this Agreement, (D) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Company shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the payment required under this Agreement, (E) any market activities of Dealer and its affiliates with respect to Shares or other securities may affect the market price and volatility of Shares, each in a manner that may be adverse to Company and (F) Dealer may buy or sell Shares or unwind other hedge positions for its own account at an average price that may be greater than, or less than, any price paid by or to Company in connection with the transactions contemplated by this Agreement.

10. Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

12. No Reliance, etc. Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

13. Designation by Dealer. Notwithstanding any other provision in this Agreement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Company, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer obligations in respect of the transactions contemplated by this Agreement and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Company to the extent of any such performance.

14. FINRA Sophistication. Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million.

15. U.S. Resolution Stay Protocol. The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement, Dealer shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Covered Agreement, Dealer shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty Entity; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

16. [Reserved.]

17. Disclosure. Notwithstanding anything provided in this Agreement or the Call Option Confirmations, effective from the date of commencement of discussions concerning the Call Option Transactions, Company and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Call Option Transactions and this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to Company relating to such tax treatment and tax structure.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

[___]

By:
Name:
Title:

[Signature Page to Termination Agreement]

Insulet Corporation

By:
Name: Title:

[Signature Page to Termination Agreement]

Schedule A

The VWAP Cash Settlement Amount shall be determined by Dealer pursuant to the table below.

Average VWAP	VWAP Cash Settlement Amount
$[___]	[____]
$[___]	[____]
$[___]	[____]
$[___]	[____]
$[___]	[____]
$[___]	[____]
$[___]	[____]
$[___]	[____]
$[___]	[____]

Dealer may adjust the table above upon the occurrence of any event or condition that would have allowed Dealer to adjust the terms of the Base Call Option Transaction under the Base Call Option Confirmation.